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                                 EXHIBIT 3.(i)

                     Restated Certificate of Incorporation
                 As Amended and Restated effective May 14, 1987
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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   MAPCO INC.

                (As Amended and Restated effective May 14, 1987)


         The following Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation. It has been duly adopted by the Board of Directors and Stockholders of the Corporation, in accordance with Section 242 and 245 of the General Corporation Law of Delaware. The capital of the Corporation will not be reduced under or by reason of the amendments made hereby. The Corporation was originally incorporated on October 3, 1958 under the name Midcontinent Eastern Pipeline Corporation.

         FIRST:  The name of the Corporation is MAPCO Inc.

         SECOND: The Corporation's registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of capital stock of all classes which the Corporation is authorized to issue is 76,000,000 shares of capital stock, which shall consist of 1,000,000 shares of Preferred Stock, without par value, and 75,000,000 shares of Common





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Stock, $1 par value.

         The Board of Directors shall have the authority to fix by resolution the voting powers, dividend rate, preferences and rights and the qualifications, limitations or restrictions of any class or classes of Preferred Stock or any series of any class of Preferred Stock of the Corporation.

         All holders of shares with voting powers, whether Common Stock or Preferred Stock, shall, except as otherwise required by law or by any resolution adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Article, vote and act together as a single class and not as separate classes.

         All shares of Common Stock shall have one vote per share.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this Corporation, and for further definition, limitation and regulation of the powers of this Corporation and of its directors and stockholders:

         (1) Election of directors need not be by ballot unless the By-laws so provide.

         (2) The number of directors shall be not less than three nor more than twelve, the exact number thereof within such limitations to be fixed from time to time by resolution adopted by a majority of the entire Board, and such exact number shall be nine unless otherwise determined by resolution adopted by a majority of the entire Board. As used in this paragraph, "entire Board" means the





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total number of directors which the Corporation would have if there were no vacancies as such number is fixed by resolution of the Board of Directors. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the directors then in office. No decrease in number in the Board shall shorten the term of any incumbent directors.

         The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class expiring at the annual meeting of stockholders in 1971, the second class expiring at the annual meeting of stockholders in 1972, and the third class expiring at the annual meeting of stockholders in 1973. Where vacancies occur on the Board of Directors through death, resignation, disqualification or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, unless so filled by election by the stockholders at a meeting called for the purpose by notice given prior to such action by the directors, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are duly elected and shall qualify.

         At each annual meeting of the stockholders, commencing with the 1971 Annual Meeting, successors to directors of the class whose terms then expire shall be elected to hold office for a term





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expiring at the third succeeding annual meeting of stockholders.  When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, whenever the holders of any Preferred Stock, as provided in the Certificate of Incorporation, shall have the right, voting as a class, to elect directors at the annual meeting of stockholders, the then authorized number of directors of the Corporation may be increased by such number as may be therein provided, and at such meeting the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for by a vote of the holders of at least a majority of such Preferred Stock present or so represented at such meeting voting as a class. Any directors so elected, unless so re-elected at the annual meeting of stockholders or special meeting held in place thereof, next succeeding the time when the holders of any such Preferred Stock become entitled to elect directors as above provided, shall not hold office beyond such annual or special meeting. This provision shall apply notwithstanding the maximum number of directors set forth in the provisions hereinabove.

         No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any provision of this paragraph (2) of this Article FIFTH unless the amendment effecting such amendment, alteration, change, or repeal shall receive the affirmative vote or consent of the holders of 75% of





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all shares of the outstanding stock of the Corporation entitled to vote thereon.

         (3) The Board of Directors shall have power, without the consent or vote of the stockholders, to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Restated Certificate of Incorporation and to any By- laws from time to time made by the Board of Directors and/or stockholders; provided, however, that no By-laws so made shall invalidate any prior act of directors which would have been valid if such By-law had not been made.

         SIXTH: Except as set forth below, the affirmative vote of the holders of 75% of all classes of stock of the Corporation, entitled to vote in elections of directors, considered for the purposes of this Article SIXTH as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $6,000,000) of, any other corporation,





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person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article SIXTH as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

         For the purpose, but only for the purpose, of determining whether a person, corporation or other entity is "the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors," (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General rules and





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regulations under the Securities Exchange Act of 1934 as in effect  on January
1, 1980, and (y) the outstanding shares of any class of stock of ;the Corporation shall include shares deemed owned through application of clauses
(i) and (ii) above.

         The Board of Directors shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $6,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article SIXTH.

         The provisions of this Article SIXTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale of lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any corporation if the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction,





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prior to the time that such other corporation shall have become a holder of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding share of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

         No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article SIXTH unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 75% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purpose of this Article SIXTH as one class.

         SEVENTH: A Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.





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